SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


                                  May 9, 2007
                Date of Report (date of earliest event reported)


                               CET SERVICES, INC.
              Exact name of Registrant as Specified in its Charter

          California               1-13852                 33-0285964
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation             Number                     Number

                 12503 E. Euclid Dr. #30, Centennial, CO 80111
            Address of Principal Executive Offices, Including Zip Code

                                (720) 875-9115
                Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On May 9, 2007, CET Services, Inc. (the "Company"), received an email from George Pratt by which he resigned as a Director of the Company. Mr. Pratt had served as a Director of the Company since 1998 and also served on the Company's Audit Committee and the Compensation Committee and Nomination Committee.

     The Company believes that Mr. Pratt's resignation is a result of disagreements with other members of management relating to the merger agreement with Zoi Interactive Technologies, Inc. ("Zoi"). In particular, the Company is aware that Mr. Pratt claims that he did not approve certain changes that were made to the merger agreement prior to its execution. He has also expressed dissatisfaction about the progress of Zoi in developing its business and the Company's handling of the merger agreement in general.

     A copy of the resignation email from Mr. Pratt is filed herewith as
Exhibit 17.1. A subsequent email from Mr. Pratt relating to the reasons for his resignation is filed as Exhibit 17.2.

     Mr. Pratt has been provided a copy of this Report on Form 8-K and will be provided with the opportunity to furnish the registrant as promptly as possible with a letter addressed to the Company stating whether he or she agrees with the statements made by the Company in response to Item 5.02 of Form 8-K and, if not, stating the respects in which he does not agree. Any such letter will be filed as a exhibit to this report by amendment within two business days of the receipt of such a letter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 17.1   Resignation Email from George Pratt dated May 9, 2007.

     Exhibit 17.2   Additional Email from George Pratt dated May 9, 2007.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CET SERVICES, Inc.
                                   (Registrant)


Date: May 15, 2007                 By: /s/ Dale W. Bleck
                                       Dale W. Bleck,
                                       Chief Financial Officer